EXHIBIT 99.1

            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

      The following unaudited pro forma consolidated financial statements for Health Net, Inc. ("Health Net") present the estimated effects of the sale of Foundation Health, a Florida Health Plan, Inc. ("Florida Health Plan"), a wholly owned subsidiary of Health Net. The historical audited consolidated financial statements as of, and for the year ended, December 31, 2000 set forth below have been derived from, and should be read in conjunction with, the historical consolidated financial statements of Health Net and related notes included in Health Net's Annual Report on Form 10-K for the year ended December 31, 2000. The unaudited pro forma consolidated balance sheet assumes that the sale of Florida Health Plan and its related corporate facility building occurred on December 31, 2000. The unaudited pro forma consolidated statement of operations assumes that the sale of Florida Health Plan and its related corporate facility building occurred on January 1, 2000.

      In January 2001, Health Net entered into a definitive agreement to sell Florida Health Plan to Florida Health Plan Holdings II, LLC for $48 million, consisting of $23 million in cash and a $25 million secured five-year note bearing 8 percent interest, subject to purchase price adjustments. The transaction is expected to close in the second quarter of 2001, subject to regulatory approval and other customary conditions to closing. Health Net also agreed to sell the corporate facility building used by Florida Health Plan under defined terms which require Health Net to finance the sale over five years.

      The unaudited pro forma consolidated financial statements are provided for informational purposes only. They do not purport to be indicative of the consolidated financial position or results of operations for Health Net that actually would have occurred if the sale of Florida Health Plan had been consummated on the dates indicated or that may be obtained in the future.

                                HEALTH NET, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 2000
                             (AMOUNTS IN THOUSANDS)

                                              CONSOLIDATED         PRO FORMA          PRO FORMA
                                               HISTORICAL         ADJUSTMENTS       CONSOLIDATED
                                               ----------         -----------       ------------
ASSETS
Current Assets:
 Cash and cash equivalents                    $  1,046,735       $ (91,879)(1)       $   972,647
                                                                     2,901 (2)
                                                                    15,000 (3)
                                                                      (110)(4)

 Investments - available for sale                  486,902         (21,768)(1)            465,134
 Premiums receivable, net of
  allowance for doubtful accounts                  174,654          (1,876)(1)            172,778
 Amounts receivable under
  government contracts                             334,187              -                 334,187
 Deferred taxes                                    141,752              -                 141,752
 Intercompany receivables                                           (8,326)(1)              -
                                                                     8,326 (2)
 Reinsurance and other receivables                 141,140               -                141,140
 Other assets                                       74,184          (2,252)(1)             71,932
                                              ------------       ---------            -----------
Total current assets                             2,399,554         (99,984)             2,299,570
Property and equipment, net                        296,009          (5,402)(1)            271,046
                                                                   (19,561)(4)
Goodwill and other intangible
 assets, net                                       863,419         (27,290)(1)            836,129
Other noncurrent assets                            111,134          (2,743)(1)            149,791
                                                                    25,000 (3)
                                                                     1,400 (4)
                                                                    15,000 (4)
                                              ------------       ---------            -----------
Total Assets                                   $ 3,670,116      $ (113,580)           $ 3,556,536
                                              ------------       ---------            -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Reserves for claims and other settlements       1,242,389         (73,239)(1)          1,169,150
 Unearned premiums                                 238,571         (36,071)(1)            202,500
 Notes payable and capital leases                       49              -                      49
 Amounts payable under government contracts            972              -                     972
 Intercompany payables                                             (11,227)(1)                -
                                                                    11,227 (2)
 Accounts payable and other liabilities            329,100          (2,489)(1)            326,611
                                              ------------       ---------            -----------
Total current liabilities                        1,811,081        (111,799)             1,699,282
Notes payable and capital leases                   766,450                -               766,450
Deferred taxes                                       8,635                -                 8,635
Other noncurrent liabilities                        22,819             (11)(1)             22,808
                                              ------------       ---------            -----------
Total Liabilities                                2,608,985        (111,810)             2,497,175
                                              ------------       ---------            -----------
STOCKHOLDERS' EQUITY:
 Common Stock and additional paid-in capital       649,292              -                 649,292
 Treasury Class A common stock, at cost           (95,831)              -                 (95,831)
 Retained earnings                                 511,224           1,501 (1)(3)         509,454
                                                                    (3,271)(4)
 Accumulated other comprehensive loss              (3,554)                                 (3,554)
                                              ------------       ---------            -----------
Total Stockholders' Equity                       1,061,131          (1,770)(5)          1,059,361
                                              ------------       ---------            -----------
Total Liabilities and Stockholders' Equity     $ 3,670,116       $(113,580)           $ 3,556,536
                                               ===========       =========            ===========

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

                                HEALTH NET, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                             CONSOLIDATED        PRO FORMA        PRO FORMA
                                              HISTORICAL        ADJUSTMENTS      CONSOLIDATED
                                             ------------       -----------      ------------
REVENUES
  Health plan services premiums             $  7,351,098      $ (505,301)(1)    $  6,845,797
  Government contracts/Specialty services      1,623,158            -              1,623,158
  Investment and other income                    102,299          (4,600)(1)         100,892
                                                                   2,000 (3)
                                                                   1,193 (4)
                                            ------------      ----------        ------------
    Total revenues                             9,076,555        (506,708)          8,569,847
                                            ------------      ----------        ------------
EXPENSES
  Health plan services                         6,242,282        (477,484)(1)       5,764,798
  Government contracts/Specialty services      1,080,407            -              1,080,407
  Selling, general and administrative          1,296,881         (72,091)(1)       1,224,790
  Depreciation                                    67,260          (3,529)(1)          63,731
  Amortization                                    38,639            (806)(1)          37,833
  Interest                                        87,930            (300)(1)          87,630
  Net loss on sale of businesses and
   properties                                        409            -                    409
                                            ------------      ----------        ------------
    Total expenses                             8,813,808        (554,210)          8,259,598
                                            ------------      ----------        ------------

Income from operations before income taxes       262,747          47,502             310,249
Income tax provision (benefit)                    99,124         (20,895)(1)         121,137
                                                                     700 (3)
                                                                     418 (4)
                                            ------------      ----------        ------------
Net income                                  $    163,623      $   25,489       $     189,112
                                            ============      ==========       =============
Earnings per share:
  Basic earnings per share                  $       1.34      $     0.20       $        1.54
  Diluted earnings per share                $       1.33      $     0.20       $        1.53

Weighted average shares outstanding:
  Basic                                          122,471         122,471             122,471
  Diluted                                        123,453         123,453             123,453


See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

      The unaudited pro forma consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma consolidated financial statements do not include certain nonrecurring costs directly associated with the disposition of Florida Health Plan, which will be recorded upon closing. These costs are discussed in note (5) below.

   Pro forma adjustments for the unaudited pro forma consolidated financial statements as of, and for the year ended, December 31, 2000 are as follows:

(1) These adjustments give effect to the sale and elimination of Florida Health Plan balance sheet and operating results. The pro forma statement of operations adjustments do not take into consideration any reinvestment of the net cash proceeds ($15 million, after estimated costs of $8 million) from the sale of Florida Health Plan.

(2) This adjustment gives effect to the settlement of intercompany balances with Florida Health Plan.

(3) The balance sheet adjustment gives effect to the receipt of the estimated net sales proceeds of $40 million from the sale of Florida Health
      Plan, which is net of estimated costs of $8 million. The statement of operations adjustment includes interest income of $2 million and related tax impact of $0.7 million from the $25 million note.

(4) The balance sheet adjustment gives effect to the estimated sales proceeds of a $15 million note from the sale of the corporate facility used by Florida Health Plan and includes estimated transaction expenses of $0.110 million and a tax benefit of $1.4 million. The statement of operations adjustment gives effect to interest income of $1.193 million and related tax impact of $0.418 million from the $15 million note.

(5) The unaudited pro forma consolidated financial statements do not include all the nonrecurring costs associated with the disposition of Florida Health Plan. The unaudited pro forma consolidated financial statements also do not include all the additional nonrecurring costs with respect to the termination of employees and lease obligations and other transition activities, which will also be recorded upon closing of the sale of Florida Health Plan.